UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 10, 2007

RIDGEWOOD ELECTRIC POWER TRUST V

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24143	22-3437351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1314 King Street, Wilmington, DE 19801	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(302) 888-7444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 10, 2007, management of the Ridgewood Electric Power Trust V (the “Fund”) and the Managing Shareholder of the Fund, Ridgewood Renewable Power LLC (the “Managing Shareholder”), concluded that the Fund’s consolidated financial statements included in the Fund’s Quarterly Reports on Form 10-Q for each of the periods beginning with the three-month period ended March 31, 2003 and continuing through the three and nine-month periods ended September 30, 2003 filed with the Securities and Exchange Commission (the “SEC”), (the “Previously Issued Financial Statements”) should no longer be relied upon and the Previously Issued Financial Statements should be restated to conform to generally accepted accounting principles (“GAAP”). Although the Fund has not yet finalized the restatements, management of the Fund believes, based upon the financial analysis undertaken to date and after discussion with its current independent registered public accounting firm, that the effects of the restatements on each of the Previously Issued Financial Statements will be material and will primarily reflect the following changes:

1.         The Fund will change the method used in the Previously Issued Financial Statements to record the accrual of professional service fees. In the Previously Issued Financial Statements, the Fund accrued professional accounting service fees in the period to be audited or reviewed rather than during the period in which the services were performed. The Fund has concluded that such prior treatment is not in accordance with GAAP. The Fund will make the adjustments necessary to accrue its professional service fees in the period in which the services were performed.

For the three-month periods ending March 31, June 30 and September 30 of 2003, the estimated decrease/(increase) to the consolidated net loss of the Fund are approximately ($90,000); $6,000 and $7,000, respectively; with a corresponding decrease or increase to accrued expenses.

2.         The Fund will change the method used in the Previously Issued Financial Statements to record the accrual and waiver of management fees (including the associated interest thereon) due by the Fund to the Managing Shareholder of the Fund. Under the organizational documents of the Fund, the Managing Shareholder is entitled to receive a fee equal to 2.5% per annum of the aggregate capital contributions of investors in the Fund as payment for their services, which management fee is to be accrued and paid monthly. In the Previously Issued Financial Statements, the Fund treated the waiver of management fees as a direct offset against management fee expense in the period in which the waiver took place so that neither the fee nor the waiver appeared in the consolidated statement of operations of the Fund in that period. The Fund has determined that such treatment is not in accordance with GAAP. The Fund will now record an accrual of the management fee expense in the period to which the accrual applies and any waiver or forgiveness will be treated as a capital contribution to the Fund by the Managing Shareholder during the period in which the forgiveness is made.

For the three-month periods ending March 31, June 30 and September 30 of 2003, the estimated (increase) to the consolidated net loss of the Fund resulting from this change are approximately ($21,000); ($32,000); and ($626,000), respectively, with a corresponding increase to capital contributions.

3.         The Fund will change amounts reported in the Previously Issued Financial Statements relating to its consolidation of the accounts of Ridgewood UK LLC (“RUK”), to recognize the impairment of certain assets and for the observance of certain differences between generally accepted accounting principles in the United States (“US GAAP”) versus those of the United Kingdom (“UK GAAP”) in order to conform with US GAAP. The US GAAP/UK GAAP differences include the capitalization of construction period interest under US GAAP versus the expensing of such interest under UK GAAP. In addition, RUK should have recognized an intangible asset impairment related to one of its projects during the three–month period ended June 30, 2003.

For the three-month periods ending March 31, June 30 and September 30 of 2003, the estimated decrease/(increase) to the consolidated net loss of the Fund as a result of the above adjustments (net of associated tax effects and minority interest) are approximately $50,000, ($161,000) and $196,000 respectively, with a corresponding decrease or increase to property, plant and equipment or intangible assets.

4.         The Fund will change amounts reported in the Previously Issued Financial Statements relating to the recognition of earnings and losses from its investment in Ridgewood U.S. Hydro Corporation (“US Hydro”, also referred to in previous filings by the Fund with the SEC as “Synergics Hydro”), which it accounts for using the equity method.

The Fund and its affiliate, The Ridgewood Power Growth Fund (“Growth”), purchased all the shares of US Hydro in a transaction that closed on November 22, 2002 (“US Hydro Acquisition”). Following the US Hydro Acquisition, the Fund owned approximately 29.2% of US Hydro.

US Hydro will make such changes to its prior consolidated financial statements as are necessary to properly record the valuation of assets acquired in the US Hydro Acquisition with the effect of these changes being most pronounced in the valuation of Box Canyon Limited Partners (“BCLP”). Previously, the valuation of BCLP was based on the term of a related power purchase agreement. The corrected valuation of BCLP will be based on the shorter term of the related ground lease for the project which will result in a valuation of BCLP of approximately $7.4 million compared to the previously recorded amount of approximately $12.3 million. Using the correct valuation of all the assets of US Hydro results in a fair value of these assets (net of liabilities as at the acquisition) of approximately $17.6 million compared to the $22.6 million previously recorded by US Hydro.

The valuations previously used to record the allocation of the purchase price among the assets of US Hydro in its consolidated financial statements will also be changed. As part of a purchase price reallocation undertaken in 2003, approximately $3,366,000 of the purchase price was allocated by US Hydro to the Power Purchase Agreements and other long-term assets associated with the US Hydro Acquisition and, correspondingly, US Hydro did not allocate approximately $661,000 to long-term note receivable and approximately $2,705,000 to goodwill. It has been determined that these treatments are not in accordance with GAAP. Adjustments necessary to bring the treatment into accordance with GAAP will be recorded through an adjustment to the opening balance sheet amounts at January 1, 2003 in the consolidated financial statements of US Hydro.

In addition to the opening balance sheet effects at January 1, 2003 of the adjusted reallocation of purchase price of US Hydro, adjustments necessary to record the impairment of US Hydro’s investment in Lahontan Hydropower Inc. (“Lahontan”) of approximately $3,411,000 during the three-month period ended March 31, 2003 will also be recorded in the consolidated financial statements of US Hydro. This adjustment is to be made in connection with the determination by US Hydro to commence contract re-negotiations related to the project, which determination US Hydro made during the three-month period ended March 31, 2003.

During the three-month period ended September 30, 2003, US Hydro determined to forgo an election available under the Internal Revenue Code to step-up the tax basis of the US Hydro assets. This forgone election had the effect of eliminating a $1.1 million accrued tax liability balance in the consolidated financial statements of US Hydro made in anticipation of the step-up election. US Hydro also made a corresponding reduction in the value in its consolidated financial statements of the power purchase agreements by $1.1 million as a result. The accrued tax liability balance will be eliminated during the three-month period ended September 30, 2003 and a corresponding reduction in goodwill will be recognized. The decision of the US Hydro to forego the step-up election also gave rise to US Hydro’s recognition in its consolidated financial statements of a deferred tax liability of approximately $5.0 million with a corresponding recognition of a goodwill balance of the same amount. This event triggers an impairment test by US Hydro of goodwill balances under SFAS 142 in the three-month period ended September 30, 2003. The result of the impairment test performed by US Hydro in the three-month period ended September 30, 2003 is an impairment of goodwill of approximately $6.4 million in the consolidated financial statements of US Hydro.

When taken together with other smaller adjustments, also associated with the reallocation of the purchase price of US Hydro, the above changes will have a negative effect on the consolidated operating results of the Fund attributable to the Fund’s minority interest in US Hydro of approximately ($2,528,000) after giving effect to the related tax effects. In the Restated Financial Statements, these adjustments are expected to have the effect of reducing the opening equity balance of the Fund at January 1, 2003 by approximately $15,000 and for the three-month periods ending March 31, June 30 and September 30 of 2003, (increase) the consolidated net loss of the Fund by approximately ($715,000); ($1,000) and ($1,797,000), respectively, with a corresponding reduction in the recorded equity investment balance.

5.         The Fund will change amounts reported in the Previously Issued Financial Statements relating to the recognition of earnings and losses from its 25% investment in Indeck Maine Energy, L.L.C (“Indeck Maine”, also referred to in previous filings by the Fund with the SEC as “Maine Biomass Projects”), which it accounts for using the equity method. Indeck Maine restated its financial statements for the year ended December 31, 2003 and its opening retained earnings as of January 1, 2003 to correct for accruals associated with certain raw material purchases and operating expenses. Additionally, Indeck Maine did not accrue interest expense on certain loans from its members ratably during interim periods of 2003 as required under GAAP.

When taken together with other small adjustments, for the three-month periods ending March 31, June 30 and September 30 of 2003, the estimated decrease/(increase) to the consolidated net loss of the Fund as a result of the above adjustments, are approximately $42,000; ($14,000); and ($16,000), respectively; with a corresponding decrease or increase to the recorded equity investment balance. These adjustments are also expected to reduce the opening equity balance of the Fund at January 1, 2003 by approximately $50,000 with a corresponding reduction in the equity investment balance.

6.         The Fund will change amounts reported in the Previously Issued Financial Statements relating to the recognition of income from its 14.1% equity method investment in Ridgewood Near East Holdings, LLC (“Near East”). Near East will restate its financial statements for the year ended December 31, 2003 and its opening retained earnings as of January 1, 2003. The Fund is determining the quarterly impact on its Previously Issued Financial Statements for 2003, and estimates that the adjustments will increase the Fund’s consolidate net loss by approximately $33,000 in total, with a corresponding decrease in the Fund’s recorded equity investment balance. The effects of any changes arising prior to 2003 are intended to be incorporated through an adjustment in the January 1, 2003 opening balance sheet amounts of the Fund’s equity inv estment in Near East, which is estimated to be a positive impact of approximately $10,000.

Management of the Fund has discussed with the Fund’s current independent registered public accounting firm the matters disclosed pursuant to Item 4.02(a) of this Current Report on Form 8-K and has notified its prior independent registered public accountants, PricewaterhouseCoopers LLP (“PwC”), of the contents of this Current Report on Form 8-K. The Fund’s current independent registered public accounting firm has not yet issued opinions with regard to the financial statements of the Fund which it has been engaged to audit. As soon as practical from the date of filing this Current Report on Form 8-K, the Fund intends to file with the SEC appropriate Restated Financial Statements, management’s discussion and analysis and related information, including such financial statements and information relating to the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003.

Disclosures About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than those that are purely historical, are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding expected materiality, the quantitative effects of the restatement and any anticipated conclusions of the Fund. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Fund’s actual results as well as its expectations on materiality, the restatement’s quantitative effects and the effectiveness of its disclosure controls and procedures to differ materially from those in the forward-looking statements. These factors include, without limitation, the risk that additional information may arise from the preparation of the Fund’s financial statements or other subsequent events that would require the Fund to make additional adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ELECTRIC POWER TRUST V

Date:	July 13, 2007	By:	/s/ JEFFREY H. STRASBERG
		Name:	Jeffrey H. Strasberg
		Title:	Executive Vice President and Chief Financial Officer